                  [LOGO STATE OF UTAH Department of Commerce]

                          CERTIFICATE OF INCORPORATION

                                       OF

                           STEAMBOAT DEVELOPMENT CORP.
                     ---------------------------------------

      The Utah Division of Corporations and Commercial Code hereby certifies that it has approved and filed the incorporating articles submitted by the above named corporation, having met all requirements for incorporation in this State.

                                        File No. 151486

                                        Dated this 26th day
[STAMP]
                                        of April, 1991

                                        /s/ Peter Van Alstyne
                                        --------------------------------
                                        Peter Van Alstyne
                                        Director, Division of
                                        Corporations and Commercial Code

                                                                      SP CM-0006

                                                      151486

               STATE OF UTAH                          EXPEDITE           RECEIVED
           DEPARTMENT OF COMMERCE                                   1991 APR 26 PM 4:49
DIVISION OF CORPORATIONS AND COMMERCIAL CODE                     DIVISION OF CORPORATIONS
                                                                       STATE OF UTAH
I Hereby certify that the foregoing has been filed
and approved on the 26th Day of April 1991
in the office of this Division.

EXAMINER /s/ KJB Date 4-26-91

[STAMP]             /s/ Peter Van Alstyne
                    ---------------------
                    PETER VAN ALSTYNE
                    DIVISION DIRECTOR

                            ARTICLES OF INCORPORATION

                           STEAMBOAT DEVELOPMENT CORP.

      We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Utah Business Corporation
Act, Chapter 10 of Title 16 of the Utah Code of 1953, as amended, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

      The name of this corporation is Steamboat Development Corp.

                              ARTICLE II - DURATION

      The period of its duration is perpetual.

                             ARTICLE III - PURPOSES

      This corporation is organized for any and all lawful purposes for which corporations may be organized under this Act--but is primarily organized to facilitate financing of two geothermal power plants located at Steamboat
Springs, Nevada. The corporation shall have and exercise all powers necessary or convenient for the carrying out of any or all of the purposes for which it is organized.

                               ARTICLE IV - STOCK

      The aggregate number of shares which the corporation shall be authorized to issue is 15 shares of no par value per share. All stock of this corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of

this corporation shall not be liable to any call and shall be nonassessable.

                         ARTICLE V - PRE-EMPTIVE RIGHTS

      The shareholders shall have pre-emptive rights to acquire unissued shares of this corporation in the manner and subject to the limitations prescribed by this Article and not otherwise. Before the board of directors shall issue any unissued shares of this corporation, it shall notify each shareholder of the terms and conditions of the proposed issuance. For a period of 30 days after the giving of such notice, any shareholder may elect to acquire, on the same terms and conditions as are stated in the notice, one or more of the shares proposed to be issued up to but not in excess of that number of shares which bears the same proportion to the total number of shares proposed to be issued as the number of shares of the corporation owned by such shareholder bears to the total number of shares of the corporation issued and outstanding at the time such notice is given. Such right shall be exercised by giving notice of such election to the corporation at its registered office. If any shareholder does not give notice of his election to acquire such shares within such 30-day period, the shares may be issued to others but only on terms and conditions no more favorable than the terms and conditions stated in the notice to the shareholders. Notwithstanding the foregoing, the shareholders shall have no pre-emptive rights to acquire treasury shares, shares issued in payment for property, tangible or intangible and real or personal, or shares issued in performing an

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incentive option granted to officers or employees of the corporation or officers or employees of any subsidiary corporation.

                       ARTICLE VI - INITIAL CAPITALIZATION

      This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares.

              ARTICLE VII - REGISTERED AGENT AND REGISTERED OFFICE

      The name of the initial registered agent and the address of the initial registered office of the corporation are as follows:

                  Name                         Address
                  ----                         -------

            Robert K. Mouritsen        921 Executive Park Drive, #B
                                       Salt Lake City, Utah 84117

                            ARTICLE VIII - DIRECTORS

      The number of directors constituting the board of directors of this corporation shall be not less than three (3) nor more than nine (9). The names and addresses of the members of the initial board of directors, who are to serve until the first annual meeting of stockholders or until their successors are elected and qualify, are as follows:

                  Name                         Address
                  ----                         -------

            Alan O. Melchior           921 Executive Park Drive, #B
                                       Salt Lake City, Utah 84117

            Thomas A. Quinn            921 Executive Park Drive, #B
                                       Salt Lake City, Utah 84117

            Richard V. Francis         921 Executive Park Drive, #B
                                       Salt Lake City, Utah 84117

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                           ARTICLE IX - INCORPORATORS

      The names and addresses of the incorporators of the corporation are as follows:

                  Name                         Address
                  ----                         -------

            Richard V. Francis         921 Executive Park Drive, #B
                                       Salt Lake City, Utah 84117

            John S. Bo                 921 Executive Park Drive, #B
                                       Salt Lake City, Utah 84117

            Robert K. Mouritsen        921 Executive Park Drive, #B
                                       Salt Lake City, Utah 84117

                     ARTICLE X - CUMULATIVE VOTING OF SHARES

      At each election for directors of the corporation, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or he may accumulate his votes either by giving one candidate as many votes as shall equal the number of such directors multiplied by the number of his shares or by distributing the total of such votes on the same principle among any number of candidates.

      DATED this 26th day of April, 1991.

                                               /s/ Richard V. Francis
                                               ---------------------------------
                                                   INCORPORATOR

                                               /s/ John S. Bo
                                               ---------------------------------
                                                   INCORPORATOR

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                                               /s/ Robert K. Mouritsen
                                               ---------------------------------
                                                   INCORPORATOR

                                               /s/ Robert K. Mouritsen
                                               ---------------------------------
                                                   REGISTERED AGENT
                                                   Robert K. Mouritsen

STATE OF UTAH         )
                      :SS.
COUNTY OF SALT LAKE   )

      I, a Notary Public, hereby certify that on the 26th day of April, 1991,
Richard V. Francis, John S. Bo., and Robert K. Mouritsen personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and registered agent and that the statements therein contained are true.

                                               /s/ Jody Rolfson
[STAMP]                                        ---------------------------------
                                               Notary Public

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